UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2015

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35637	22-3388607
(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 567-5648

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Asta Funding, Inc. (the “Company,” “we” or “us”) held on September 17, 2015, the holders of our outstanding stock took the actions described below. As of the record date, August 12, 2015, for the annual meeting, 13,060,839 shares of common stock were issued and outstanding, each entitled to one vote per share.

1. The stockholders elected Gary Stern, David Slackman, Edward Celano, Harvey Leibowitz, and Louis A. Piccolo to serve on our board of directors for a one-year term. The results of the voting are as follows:

	For	Withheld	Broker Non-Votes
Gary Stern	7,624,551	1,958,149	1,618,887
David Slackman	7,942,491	1,640,209	1,618,887
Edward Celano	7,811,014	1,771,686	1,618,887
Harvey Leibowitz	7,817,367	1,765,333	1,618,887
Louis A. Piccolo	7,829,406	1,753,294	1,618,887

2. The stockholders also approved a proposal to ratify the selection of WeiserMazars LLP as our independent auditor for the 2015 fiscal year. The voting results for this proposal were 10,999,729 shares for, 170,282 shares against, and 31,576 shares abstained.

3. The stockholders also approved an advisory (and non-binding) say on pay for named executive officers of the Company. The voting results for this proposal were 8,692,247 shares for, 886,605 against, 3,848 abstained and broker non-vote 1,618,887.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: September 21, 2015	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer